UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2022

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2022, Pentair plc (the “Company”) and Pentair Finance S.à r.l. (“Pentair Finance”) completed a public offering (the “Offering”) of $400.0 million aggregate principal amount of Pentair Finance’s 5.900% Senior Notes due 2032 (the “Notes”). The Notes are fully and unconditionally guaranteed as to payment of principal and interest by the Company (the “Guarantee”).

The Notes were issued under an Indenture, dated September 16, 2015, as supplemented by the Seventh Supplemental Indenture, dated June 22, 2020 (the “Base Indenture”), among the Company, Pentair Finance and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), and the Eighth Supplemental Indenture, dated as of July 8, 2022, among the Company, Pentair Finance and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), establishing the terms and providing for the issuance of the Notes.

The Supplemental Indenture and form of the Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 5.900% per year (payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2023), and will mature on July 15, 2032.

As previously disclosed, on March 24, 2022, Pentair Finance and the Company entered into a new loan agreement with a syndicate of financial institutions, pursuant to which such financial institutions committed to provide Pentair Finance with a senior unsecured term loan facility in an aggregate principal amount of $600.0 million with a five-year maturity (the “Loan Agreement”). Also as previously disclosed, on June 30, 2022, Pentair Finance and the Company entered into Amendment No. 1 (the “Amendment”) to the Loan Agreement with the lenders and agents party to the Amendment. The Amendment amended the Loan Agreement to increase the term loan facility by $400.0 million to an aggregate principal amount of $1.0 billion. The Loan Agreement, as amended by the Amendment, is referred to in this Current Report on Form 8-K as the “Term Loan Facility”. Pentair Finance and the Company intend to use the net proceeds of the Offering and the Term Loan Facility, together with cash on hand and/or borrowings under their revolving credit facility, and, if necessary, borrowings under the committed bridge facility to finance the acquisition of the Manitowoc Ice business (“Manitowoc Ice”) of Welbilt, Inc. for $1.6 billion and to pay related fees and expenses. Pentair Finance and the Company intend to use the remainder of the net proceeds from the Offering and the Term Loan Facility, if any, for general corporate purposes.

At any time prior to April 15, 2032, Pentair Finance may redeem the Notes at a “make-whole” redemption price, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date. At any time on or after April 15, 2032, Pentair Finance may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date subject to the right of holders on the relevant record date to receive interest due on, but not including, the relevant interest payment date. Pentair Finance is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, (1) upon the occurrence of a change of control triggering event or (2) upon the date specified in the notice of special mandatory redemption if (a) the consummation of the Manitowoc Ice acquisition does not occur on or prior to January 14, 2023 (or such later date on or before April 14, 2023 as extended by the parties to the Purchase Agreement, dated March 2, 2022, between Pentair Commercial Ice LLC and Welbilt, Inc. and, for the limited purposes set forth therein, the Company (the “Purchase Agreement”), (the “outside date”)), (b) Pentair Finance notifies the Trustee and the holders of the Notes that in its reasonable judgment the Manitowoc Ice acquisition will not be consummated on or prior to the outside date or (c) the Purchase Agreement has been terminated without the consummation of the Manitowoc Ice acquisition. Pentair Finance also may redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The Supplemental Indenture contains customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The descriptions of the Base Indenture and the Supplemental Indenture set forth above are qualified by reference to the Base Indenture, as supplemented, filed as Exhibits 4.1 and 4.2, and the Supplemental Indenture, filed as Exhibit 4.3, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01	Other Events.

The Notes and the Guarantee are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-265317) that the Company and Pentair Finance filed with the Securities and Exchange Commission on May 31, 2022. The Company is also filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01.  Financial Statements and Exhibits.”

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed herewith:

Exhibit	Description

4.1	Indenture, dated as of September 16, 2015, among Pentair Finance S.A. (predecessor by conversion to Pentair Finance S.à r.l.), Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (Incorporated by reference to Exhibit 4.1 of Pentair plc’s Current Report on Form 8-K filed on September 16, 2015 (File No 001-11625)).

4.2	Seventh Supplemental Indenture, dated as of June 22, 2020, among Pentair Finance S.A. (predecessor by conversion to Pentair Finance S.à r.l.), Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (Incorporated by reference to Exhibit 4.2 of Pentair plc’s Quarterly Report on Form 10-Q filed on July 23, 2020 (File No 001-11625)).

4.3	Eighth Supplemental Indenture, dated as of July 8, 2022, among Pentair Finance S.à r.l., Pentair plc and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Foley & Lardner LLP with respect to the Notes and Guarantee.

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), with respect to the Notes.

5.3	Opinion of Arthur Cox with respect to the Guarantee issued by Pentair plc.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), (included in Exhibit 5.2).

23.3	Consent of Arthur Cox (included in Exhibit 5.3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on July 8, 2022.

PENTAIR PLC
Registrant

By:	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President, Chief Financial Officer and Chief Accounting Officer